INTERIM INVESTMENT MANAGEMENT
AGREEMENT
INVESTMENT MANAGEMENT AGREEMENT
made this 12th day of October, 2010,
by and between FIRST TRUST
EXCHANGE TRADED FUND II a Massachusetts
business trust (the Trust), and FIRST
TRUST ADVISORS L.P., an Illinois
limited partnership (the Adviser)
registered under the Investment
Advisers Act of 1940, as amended
(the Advisers Act).
WHEREAS, the Trust is registered
under the Investment Company Act
of 1940, as amended (1940 Act), as
an open-end management investment
company;
WHEREAS, the Trust is authorized
to issue shares in separate series,
with each such series representing
interests in a separate portfolio
of securities and other assets;
WHEREAS, the Trust has offered
shares in the series set forth
on Schedule attached hereto
each such series being herein
referred to as a Fund, and
collectively as the Funds);
WHEREAS, the Trust has retained
the Adviser as investment adviser,
to furnish certain investment
advisory and portfolio management
services to the Trust with respect
to each Fund pursuant to an Investment
Management Agreement (the Management
Agreement);
WHEREAS, effective this date,
James A. Bowen, the President of the
Advisor, has acquired all the common
stock of The Charger Corporation,
the general partner to the Advisor
(the Transaction);

WHEREAS, the Transaction operates
as an assignment of the Management
Agreement and therefore the Management
Agreement terminates pursuant to
Section 12 thereof;
WHEREAS, the Trust desires to continue
to retain the Adviser to furnish
certain investment advisory and
portfolio management services for
each Fund; and
WHEREAS, the Trust and the Adviser
desire to enter into this agreement
(the Agreement) pursuant to Rule
15a-4 under the 1940 Act, under which
the Adviser will furnish certain
investment advisory and portfolio
management services for each Fund
upon the terms and conditions hereafter
set forth
WITNESSETH
NOW THEREFORE, in consideration
of the mutual covenants hereinafter
contained, it is hereby agreed
by and between the parties hereto
as follows
1.The Trust hereby engages the Adviser
to act as the investment adviser for,
and to manage the investment and
reinvestment of the assets of, each
Fund in accordance with each Funds
investment objective and policies
and limitations, and to administer
each Funds affairs to the extent
requested by and subject to the
supervision of the Board of Trustees
of the Trust for the period and upon
the terms herein set forth. The
investment of each Funds assets
shall be subject to the Funds policies,
restrictions and limitations with
respect to securities investments as
set forth in the Funds then current
registration statement under the l940 Act, and all applicable laws and the regulations of the Securities and
Exchange Commission relating to
the management of registered open-end
management investment companies.
The Adviser accepts such employment
and agrees during such period to render
such services, to furnish office
facilities and equipment and clerical,
bookkeeping and administrative services
(other than such services, if any,
provided by the Funds transfer agent,
administrator or other service providers) for the Funds, to permit any of its officers or employees to serve without compensation as trustees or officers of the Trust if elected or appointed to such positions, and to assume the obligations herein set forth for the compensation herein provided. The Adviser shall at its own expense furnish all executive and other personnel, office space, and office facilities required to render the investment management and administrative services set forth in this Agreement. In the event that the Adviser pays or assumes any expenses of a Fund not required to be paid or assumed by the Adviser under this Agreement, the Adviser shall not be obligated hereby to pay or assume the same or similar expense in the future; provided, that nothing contained herein shall be deemed to relieve the Adviser of any obligation to a Fund under any separate agreement or arrangement between the parties.
2.The Adviser shall, for all purposes
herein provided, be deemed to be an
independent contractor and, unless
otherwise expressly provided or
authorized, shall neither have the
authority to act for nor represent
the Trust in any way, nor otherwise
be deemed an agent of the Trust.
3.For the services and facilities
described in Section 1, each Fund
will pay to the Adviser and the Adviser
agrees to accept as full compensation
therefor, a fee equal to the annual
rate of such Funds average daily net
assets as set forth on Schedule A
so long as the Adviser has not waived
all or a portion of such compensation,
subject to the following. The compensation accrued hereunder will be held in an interest-bearing escrow account with the Funds custodian or another bank (as defined in the 1940 Act) designated by the Trust. If a new investment management agreement
(the New Management Agreement) with
the Adviser on behalf of the respective
Fund is approved by the vote of a
majority of the outstanding voting
securities of such Fund by the end
of the 150-day term of this Agreement,
the amount in the escrow account
(including the interest earned) will
be paid to the Adviser.  If a majority
of the outstanding voting securities
of the applicable Fund does not approve
the New Management Agreement with the
Adviser on behalf of such Fund within
the 150-day period, the Adviser will
be paid, out of the escrow account,
the lesser of  (i) any costs incurred
by the Adviser in performing the Agreement for that Fund (plus interest earned on that amount while in escrow); or (ii) the total amount in the escrow account for that Fund (plus interest earned).
For the month and year in which this
Agreement becomes effective, or terminates, there shall be an appropriate proration on the basis of the number of days that the Agreement shall have been in effect during the month and year, respectively.
The services of the Adviser to the Trust under this Agreement are not to be deemed exclusive, and the Adviser shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.
4.During the term of this Agreement,
the Adviser shall pay all of the expenses of each Fund of the Trust (including the cost of transfer agency, custody, fund administration, legal, audit and other services and license fees) but excluding the fee payment under this Agreement, interest, taxes, brokerage commissions and other expenses connected with the execution of portfolio transactions, distribution and service fees payable pursuant to a Rule 12b-1 plan, if any, and extraordinary expenses.
5.The Adviser shall arrange for suitably qualified officers or employees of the Adviser to serve, without compensation from the Trust, as trustees, officers or agents of the Trust, if duly elected or appointed to such positions, and subject to their individual consent and to any limitations imposed by law.
6.For purposes of this Agreement,
brokerage commissions paid by a Fund
upon the purchase or sale of a Funds
portfolio securities shall be considered a cost of securities of the Fund and shall be paid by the Fund.
7.The Adviser is authorized to select
the brokers or dealers that will execute the purchases and sales of a Funds securities on behalf of the Fund, and is directed to use its commercially reasonable efforts to obtain best execution, which includes most favorable net results and execution of the Funds orders, taking into account all appropriate factors, including price, dealer spread or commission, size and difficulty of the transaction and research or other services provided. Subject to approval by the Trusts Board of Trustees and to the extent permitted by and in conformance with applicable law and the rules and regulations thereunder
(including Rule 17e-1 of the 1940 Act),
the Adviser may select brokers or dealers affiliated with the Adviser. It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust, or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, solely by reason of its having caused a Fund to pay a member of a securities exchange, a broker or a dealer a commission for effecting a securities transaction for the Fund in excess of the amount of commission another member of an exchange, broker or dealer would have charged if the Adviser determines in good faith that the commission paid was reasonable in relation to the brokerage or research services provided by such member, broker or dealer, viewed in terms of that particular transaction or the Advisers overall responsibilities with respect to its accounts, including the Fund, as to which it exercises investment discretion.
In addition, the Adviser may, to the
extent permitted by applicable law
and the rules and regulations thereunder, aggregate purchase and sale orders of securities with similar orders being made simultaneously for other accounts managed by the Adviser or its affiliates, if in the Advisers reasonable judgment such aggregation shall result in an overall economic benefit to the Fund, taking into consideration the selling or purchase price, brokerage commissions and other expenses. In the event that a purchase or sale of an asset of a Fund occurs as part of any aggregate sale or purchase orders, the objective of the Adviser and any of its affiliates involved in such transaction shall be to allocate the securities so purchased or sold, as well as expenses incurred in the transaction, among the Fund and other accounts in an equitable manner.
Nevertheless, each Fund acknowledges
that under some circumstances, such
allocation may adversely affect the
Fund with respect to the price or size
of the securities positions obtainable
or salable. Whenever a Fund and one
or more other investment advisory
clients of the Adviser have available
funds for investment, investments
suitable and appropriate for each
will be allocated in a manner believed
by the Adviser to be equitable to each,
although such allocation may result
in a delay in one or more client
accounts being fully invested that
would not occur if such an allocation
were not made. Moreover, it is possible
that due to differing investment
objectives or for other reasons, the
Adviser and its affiliates may purchase
securities of an issuer for one client
and at approximately the same time
recommend selling or sell the same
or similar types of securities
for another client.
The Adviser will not arrange purchases
or sales of securities between a Fund
and other accounts advised by the Adviser or its affiliates unless (a) such purchases or sales are in accordance with applicable law and the rules and regulations thereunder (including
Rule 17a-7 of the 1940 Act) and the
Trusts policies and procedures, (b) the
Adviser determines the purchase or sale
is in the best interests of the applicable
Fund, and (c) the Trusts Board of Trustees has approved these types of transactions.
To the extent a Fund seeks to adopt, amend or eliminate any objectives, policies, restrictions or procedures in a manner that modifies or restricts the Advisers authority regarding the execution of the Funds portfolio transactions, the Fund agrees to use commercially reasonable efforts to consult with the Adviser regarding the modifications or restrictions prior to such adoption, amendment or elimination.
The Adviser will communicate to the
officers and trustees of the Trust such
information relating to transactions
for the Funds as they may reasonably
request. In no instance will portfolio
securities be purchased by or sold
to the Adviser or any affiliated
person of either the Trust or the Adviser, except as may be permitted under the 1940 Act, the rules and regulations thereunder or any applicable exemptive orders.
The Adviser further agrees that it
(a)will use the same degree of skill
and care in providing such services
as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;
(b)will (i) conform in all material
respects to all applicable rules
and regulations of the Securities
and Exchange Commission, (ii) comply
in all material respects with all
policies and procedures adopted
by the Board of Trustees for the Trust
and communicated to the Adviser and,
(iii) conduct its activities under
this Agreement in all material
respects in accordance with any
applicable regulations of any
governmental authority pertaining
to its investment advisory activities;
(c)will report regularly to the Board
of Trustees of the Trust (generally
on a quarterly basis) and will make
appropriate persons available for
the purpose of reviewing with
representatives of the Board
of Trustees on a regular basis at
reasonable times the management
of each Fund, including, without
limitation, review of the general
investment strategies of each Fund,
the performance of each Funds investment portfolio in relation to relevant standard industry indices and general conditions affecting the marketplace and will provide various other reports from time to time as reasonably requested by the Board of Trustees of the Trust; and
(d)will prepare and maintain such
books and records with respect to each
Funds securities and other transactions
as required under applicable law
and will prepare and furnish the Trusts
Board of Trustees such periodic
and special reports as the Board
of Trustees may reasonably request.
The Adviser further agrees that all
records which it maintains for each Fund are the property of the Fund and the Adviser will surrender promptly to the Fund any such records upon the request of the Fund (provided, however, that the Adviser shall be permitted to retain copies thereof);
and shall be permitted to retain
originals (with copies to the Fund)
to the extent required under Rule 204-2
of the Advisers Act or other
applicable law and the rules and
regulations thereunder.
8.Subject to applicable statutes
and regulations, it is understood that
officers, trustees, or agents of the
Trust are, or may be, interested
persons (as such term is defined
in the 1940 Act and rules and
regulations thereunder) of the
Adviser as officers, directors, agents,
shareholders or otherwise, and that
the officers, directors, shareholders
and agents of the Adviser may be
interested persons of the Trust
otherwise than as trustees, officers
or agents.
9.The Adviser shall not be liable
for any loss sustained by reason
of the purchase, sale or retention
of any security, whether or not such
purchase, sale or retention shall
have been based upon the investigation
and research made by any other individual, firm or corporation, if such recommendation shall have been selected ith due care and in good faith, except loss resulting from willful misfeasance, bad faith, or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.
10.Subject to obtaining the initial
and periodic approvals required under
Section 15 of the 1940 Act, the Adviser
may retain one or more sub-advisers
at the Advisers own cost and expense
for the purpose of furnishing one or more of the services described in Section 1 hereof with respect to a Fund.
Retention of a sub-adviser shall in
no way reduce the responsibilities
or obligations of the Adviser under
this Agreement and the Adviser shall
be responsible to such Fund for all
acts or omissions of any sub-adviser
in connection with the performance
of the Advisers duties hereunder.
11.The Trust acknowledges that the
Adviser now acts, and intends in the
future to act, as an investment adviser
to other managed accounts and as
investment adviser or investment
sub-adviser to one or more other
investment companies that are not
series of the Trust. In addition,
the Trust acknowledges that the
persons employed by the Adviser
to assist in the Advisers duties
under this Agreement will not devote
their full time to such efforts.
It is also agreed that the Adviser
may use any supplemental research
obtained for the benefit of the Trust
in providing investment advice to its
other investment advisory accounts
and for managing its own accounts.
12.With respect to each Fund, this
Agreement shall become effective
on the date provided in Schedule A
for the applicable Fund (the Effective
Date) and shall remain in full force
for (i) 150 days following
the Effective Date or (ii) until
a vote of a majority of the outstanding
voting securities of the respective
Fund shall approve the New Management
Agreement with the Adviser or (iii) unless sooner terminated for the respective
Fund as hereinafter provided, whichever
occurs first.
This Agreement shall automatically
terminate in the event of its assignment, and may be terminated at any time without the payment of any penalty as to a Fund by the Adviser upon sixty (60) days written notice to the other party.
The Trust may terminate this Agreement
on behalf of a Fund by action of the
Board of Trustees or by vote of a
majority of the outstanding voting
securities of the respective Fund upon
ten (10) calendar days written notice
to the Adviser without payment of any
penalty. This Agreement may be terminated, at any time, without the payment of any penalty, by the Board of Trustees of the Trust, or by vote of a majority of the outstanding voting securities of the Trust, in the event that it shall have been established by a court of competent jurisdiction that the Adviser, or any officer or director of the Adviser, has taken any action which results in a breach of the material covenants of the Adviser set forth herein.
Termination of this Agreement shall
not affect the right of the Adviser
to receive payments on any unpaid
balance of the compensation, described
in Section 3, earned prior to such
termination and for any additional
period during which the Adviser serves
as such for the Fund, subject
to applicable law. The terms assignment
and vote of the majority of outstanding
voting securities shall have the same
meanings set forth in the 1940 Act
and the rules and regulations thereunder.
13.This Agreement may be amended
or modified only by a written instrument executed by both parties.
14.If any provision of this Agreement
shall be held or made invalid by
a court decision, statute, rule,
or otherwise, the remainder shall
not be thereby affected.
15.Any notice under this Agreement
shall be in writing, addressed
and delivered or mailed, postage
prepaid, to the other party at such
address as such other party may
designate for receipt of such notice.
16.All parties hereto are expressly
put on notice of the Trusts Declaration
of Trust and all amendments thereto,
a copy of which is on file with
the Secretary of the Commonwealth
of Massachusetts, and the limitation
of shareholder and trustee liability
contained therein. This Agreement
is executed on behalf of the Trust
(and its Funds) by the Trusts officers
as officers and not individually
and the obligations imposed upon
the Trust (and its Funds) by this
Agreement are not binding upon
any of the Trusts trustees, officers
or shareholders individually but are
binding only upon the assets and property of the applicable Fund, and persons dealing with the Trust or a Fund thereof must look solely to the assets of the applicable Fund for the enforcement of any claims.
17.This Agreement shall be construed
in accordance with applicable federal
law and (except as to Section 16 hereof
which shall be construed in accordance
with the laws of Massachusetts)
the laws of the State of Illinois.
IN WITNESS WHEREOF, the Trust
and the Adviser have caused this
Agreement to be executed on the day
and year above written.

FIRST TRUST EXCHANGE TRADED FUND 2

By
Name
Title


ATTEST
Name
Title


FIRST TRUST ADVISORS L.P.

By
Name
Title
President


ATTEST
Name

Title

SCHEDULE A

as of October 12, 2010

FUNDS

Series ANNUAL RATE OF AVERAGE DAILY
NET ASSETS EFFECTIVE DATE First
Trust ISE Global Copper Index Fund
0.70% October 12, 2010 First Trust
ISE Global Platinum Index Fund 0.70%
October 12, 2010 First Trust BICK
Index Fund 0.64% October 12, 2010
First Trust NASDAQ CEA Smartphone
Index Fund 0.70% October 12, 2010